Exhibit 99.1

News

The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, NJ 07645

For financial questions, call William J. Moss
Vice President, Treasurer
(201) 571-4019

For non-financial questions, call Richard P. De Santa
Vice President, Corporate Affairs
(201) 571-4495

A&P Completes $170 Million Sale/Leaseback Transaction

MONTVALE, NJ – February 27, 2004 – The Great Atlantic & Pacific Tea Company, Inc. (A&P)(NYSE:GAP) today announced the completion of a real estate sale/leaseback transaction with Cardinal Capital Partners, Inc. (Dallas, Texas).

The transaction, executed at a cap rate of approximately 9%, will result in proceeds to A&P of approximately $170 million.

Founded in 1859, A&P was one of the nation’s first supermarket chains, and is today among North America’s largest. The Company operates more than 645 stores in 10 states, the District of Columbia and Ontario, Canada under the following trade names: A&P, Waldbaum’s, The Food Emporium, A&P Super Foodmart, Super Fresh, Farmer Jack, Sav-A-Center, Dominion, The Barn Markets, Food Basics and Ultra Food & Drug.

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